Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Exact name of obligor as specified in its charter)**

Delhaize Brothers and Co. “The Lion” (Delhaize Group)

(Translation of obligor’s name into English)

** The obligor’s charter (articles of association) specifies the obligor’s name in French, Dutch and English.

Belgium	98-0226019
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Square Marie Curie 40 1070 Brussels Belgium
(Address of principal executive offices)	(Zip code)

Delhaize America, Inc.

(Exact name of obligor as specified in its charter)

North Carolina	56-0660192
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1330 2110 Executive Drive Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip code)

Food Lion, LLC

(Exact name of obligor as specified in its charter)

North Carolina	56-2173154
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1330 2110 Executive Drive Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip code)

Hannaford Bros. Co.

(Exact name of obligor as specified in its charter)

Maine	01-0085930
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Kash n’ Karry Food Stores, Inc.

(Exact name of obligor as specified in its charter)

Delaware	95-4161591
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3801 Sugar Palm Drive Tampa, Florida	33619
(Address of principal executive offices)	(Zip code)

FL Food Lion, Inc.

(Exact name of obligor as specified in its charter)

Florida	56-2051565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1330 2110 Executive Drive Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip code)

Risk Management Services, Inc.

(Exact name of obligor as specified in its charter)

North Carolina	55-0660192
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1330 2110 Executive Drive Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip code)

Hannbro Company

(Exact name of obligor as specified in its charter)

Maine	01-0531895
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Martin’s Foods of South Burlington, Inc.

(Exact name of obligor as specified in its charter)

Vermont	03-0222879
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Shop ‘n Save-Mass., Inc.

(Exact name of obligor as specified in its charter)

Massachusetts	04-3022931
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Hannaford Procurement Corp.

(Exact name of obligor as specified in its charter)

Maine	01-0512080
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Boney Wilson & Sons, Inc.

(Exact name of obligor as specified in its charter)

North Carolina	56-0709778
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

J.H. Harvey Co., LLC

(Exact name of obligor as specified in its charter)

Georgia	05-0582869
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1330 2110 Executive Drive Salisbury, North Carolina	28145-1330
(Address of principal executive offices)	(Zip code)

Hannaford Licensing Corp.

(Exact name of obligor as specified in its charter)

Maine	01-0512079
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

Victory Distributors, Inc.

(Exact name of obligor as specified in its charter)

Massachusetts	04-2440100
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

145 Pleasant Hill Road Scarborough, Maine	04074
(Address of principal executive offices)	(Zip code)

6.50% Senior Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of August, 2007.

THE BANK OF NEW YORK

By:	/s/ Jason Blondell
Name:	JASON BLONDELL
Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,729,000
Interest-bearing balances	20,956,000
Securities:
Held-to-maturity securities	1,416,000
Available-for-sale securities	24,732,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	10,454,000
Securities purchased under agreements to resell	157,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,260,000
LESS: Allowance for loan and lease losses	281,000
Loans and leases, net of unearned income and allowance	30,979,000
Trading assets	2,764,000
Premises and fixed assets (including capitalized leases)	884,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	284,000
Not applicable
Intangible assets:
Goodwill	2,713,000
Other intangible assets	950,000
Other assets	9,137,000

Total assets	108,157,000

LIABILITIES
Deposits:
In domestic offices	29,601,000
Noninterest-bearing	18,755,000
Interest-bearing	10,846,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	53,217,000
Noninterest-bearing	1,965,000
Interest-bearing	51,252,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,454,000
Securities sold under agreements to repurchase	101,000
Trading liabilities	2,565,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,890,000
Not applicable
Not applicable
Subordinated notes and debentures	2,261,000
Other liabilities	6,362,000

Total liabilities	99,451,000

Minority interest in consolidated subsidiaries	155,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,148,000
Retained earnings	5,676,000
Accumulated other comprehensive income	-408,000
Other equity capital components	0
Total equity capital	8,551,000

Total liabilities, minority interest, and equity capital	108,157,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Catherine A. Rein